Exhibit 99.1

SeaWorld Entertainment, Inc. Announces Buyback and Hill Path Capital to Increase Investment

SeaWorld Entertainment, Inc. to purchase approximately 5.6 million shares from an affiliate of Pacific Alliance Group (“PAG”); Hill Path Capital to purchase approximately 13.2 million shares from PAG and increases equity stake to approximately 34.5%

ORLANDO, Fla., May 28, 2019— SeaWorld Entertainment, Inc. (NYSE: SEAS) (“SeaWorld” or the “Company”), a leading theme park and entertainment company, announced today that (a) the Company has entered into an agreement to acquire approximately 5.6 million shares for approximately $150.0 million from an affiliate of PAG and (b) Hill Path Capital LP and certain of its affiliated investment funds (“Hill Path”), a long-term SeaWorld investor have entered into an agreement for certain of such affiliated investment funds to acquire approximately 13.2 million shares, from an affiliate of PAG, increasing its equity stake in the Company to approximately 34.5%.

Yoshikazu Maruyama, Chairman of SeaWorld stated, “The Company’s decision to buy back shares underscores management and the Board’s belief in the Company and its prospects and that SeaWorld is a highly attractive investment opportunity.  The buyback also reinforces the Company and the Board’s commitment to opportunistically use excess capital to return value to shareholders.  Our improving financial and operating results over the past several quarters demonstrate that we are on the right track to deliver further value to shareholders.”

“We are thrilled that Hill Path has agreed to increase its investment in SeaWorld,” said Gus Antorcha, Chief Executive Officer of SeaWorld.  “Scott Ross, Hill Path Managing Partner and SeaWorld director, has been a tremendous asset to the Company.  His insights and guidance have been invaluable as we have developed and executed on our growth strategy.  We will continue to lean on Scott and his team as we make further improvements to the business.”

Mr. Ross added, “Our increased equity stake underscores our continued commitment to SeaWorld and the tremendous long term value we see in the business.  The Company has made solid progress improving marketing and communications initiatives, developing new pricing strategies, offering new rides and compelling attractions and events and reducing costs.  While we are pleased with the initial results of these initiatives, we look forward to continuing our work with the Company to unlock significant additional value.  We’re very excited about the opportunities ahead.”

In connection with the closing of Hill Path’s purchase of shares, the Company agreed to appoint up to three Hill Path director designees to its Board of Directors.  Scott Ross currently serves as a director on the Board.  In addition, Hill Path has designated James P. Chambers, a Partner at Hill Path, to be appointed to the Board following the later of the closing of the Hill Path purchase and the Company’s 2019 annual meeting of stockholders.  Hill Path’s third director designee is required to be independent of Hill Path and its affiliates and will be appointed after the 2019 annual meeting.  The Company will increase the size of the Board, as necessary, to allow for the designated Hill Path appointments.

Also in connection with Hill Path’s purchase of shares, Hill Path agreed to certain customary standstill obligations, restrictions regarding the manner of sale of shares, and equal treatment for any change in control transaction. In addition, Hill Path agreed that shares held in excess of 24.9% generally would be voted consistent with the Board’s recommendations or consistent with the shares voted by our other shareholders.

The Company’s share repurchase and Hill Path’s purchase of shares, as well as the Company’s related governance arrangements with Hill Path, were approved by a special committee of the Company’s Board of Directors comprised of five independent and disinterested directors.  The special committee was advised by independent financial advisor, J.P. Morgan and independent legal advisor, Latham & Watkins LLP.  Hill Path was advised by Sidley Austin LLP and Olshan Frome Wolosky LLP.

James P. Chambers

Mr. Chambers is a Partner at Hill Path Capital. From 2009 to 2016, Mr. Chambers was a Principal at Apollo Management where he worked on a wide range of transactions across a variety of industries. Prior to Apollo, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese’s), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.

More detail can be found in a Current Report on Form 8-K filed by SeaWorld with the Securities and Exchange Commission on May 28, 2019.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world's foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 34,000 animals in need over the last 50 years.  SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 50-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company's theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements, which are identified by words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “scheduled” are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including the risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission (“SEC”). The Company’s filings with the SEC are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Investor Relations:

Matthew Stroud

Vice President of Investor Relations

855-797-8625

Investors@SeaWorld.com

Media:

Suzanne Pelisson Beasley

Manager, Corporate Communications

Suzanne.Pelisson-Beasley@SeaWorld.com

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